                                  EXHIBIT 2.1

                          ARTICLES OF INCORPORATION
                                     OF
                       GREAT GUARANTY BANCSHARES, INC.

         I, the undersigned natural person of the age of eighteen (18) years or more, acting as an incorporator of a corporation (hereinafter called the "Corporation") under the Louisiana Business Corporation Act, do hereby adopt the following Articles of Incorporation for the Corporation:

                               ARTICLE ONE: NAME

         The name of the Corporation is Great Guaranty Bancshares, Inc.

                             ARTICLE TWO: DURATION

         The Corporation's period of duration is perpetual.

                             ARTICLE THREE: PURPOSE

         The purpose or purposes for which the Corporation is organized are:

         (a)     To act as a bank holding company;

         (b) To transact any and all lawful business for which corporations may be formed under the Louisiana Business Corporation Act;

         (c) To buy, sell, lease, and deal in services, personal property, and real property;

         (d) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

         The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation.

                              ARTICLE FOUR: STOCK

         The Corporation is authorized to issue one class of shares, which shall be designated "common shares." The total number of common shares which the Corporation is authorized to issue is 250,000 shares, and the par value of each such shares is $7.50.

                        ARTICLE FIVE: PREEMPTIVE RIGHTS

         The holders of the common shares shall have preemptive rights.

                         ARTICLE SIX: CUMULATIVE VOTING

         Cumulative voting is prohibited.

                       ARTICLE SEVEN: ADOPTION OF BYLAWS

         The Board of Directors of the Corporation may adopt the initial bylaws of the Corporation and may thereafter alter, amend, or repeal the bylaws of the Corporation or may adopt new bylaws.

                       ARTICLE EIGHT: INTERESTED PARTIES

         A contract or transaction between the Corporation and any other Person (as used herein the term "Person" means an individual, firm, trust, partnership, joint venture, association, corporation, political subdivision or instrumentality, or other entity) shall not be affected or invalidated by the fact that (a) any director, officer, or security holder of the Corporation is also a party to, or has a direct or indirect interest in, such contract or transaction; or (b) any director, officer, or security holder of the Corporation is in any way connected with such other Person or with any of its officers or directors.

         Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting which the Corporation for the benefit of himself or of any Person in which he has any interest, whether or not the interested director's presence at a meeting or his vote or votes were necessary to obligate the Corporation in such transaction, if such interest shall have been disclosed to or known to, the Corporation's directors or shareholders who shall have approved such transaction and the contract or transaction was fair as to the Corporation as of the time it was authorized, approved or ratified by the Board of Directors.

                         ARTICLE NINE: INDEMNIFICATION

         Section A. The Corporation may indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (all such actions, suits, and proceedings and accompanying modifiers being comprehended by the term "Proceeding") (excluding actions by, or in the right of, the Corporation), by reason of the fact that he is or was a director, employee, or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Person. Such indemnification may be made only against those expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if (i) he is successful on the merits or otherwise; or (ii) he acted in the transaction which is the subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interest of the Corporation, nor, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section B. The Corporation may indemnify any person who was or is a party or is threatened with being made a party to a Proceeding by or in the right of the Corporation by reason of the fact that he is or was a director, employee, or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Person. Such indemnification may be made against expenses (including attorney's fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if (i) he is successful on the merits or otherwise; or (ii) he acted in the transaction which is the subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. However, no indemnification may be made in respect of any claim, issue or mater in relation to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation. Notwithstanding the foregoing exception, indemnification may be made to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court of appropriate jurisdiction shall deem proper.

         Section C. Any indemnification under Section A or Section B of this Article Nine (other than one ordered by court) may be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceedings; or, if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested directors so directs), by independent legal counsel in a written opinion, or by the shareholders of the Corporation.

         Section D. Expenses incurred in defending a civil or criminal Proceeding may be paid by the Corporation in advance of the final disposition of such party in the manner provided in Section C of this Article Nine only when the Corporation has received an undertaking by or on behalf of the person who is to receive such payment to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article Nine.

         Section E. In determining whether the standard of conduct set forth in Section A or Section B has been met, it may be determined that a person has met the standard as to some matters but not as to others, and the amount of indemnification may be accordingly prorated.

         Section F. The indemnification provided by Sections A through E shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders, or otherwise.

         Section G. The indemnification provided by Sections A through E shall inure to the heirs, executors, and administrators of any person entitled to indemnification under this Article Nine.

         Section H. The Corporation may purchase and maintain insurance on any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Person against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Sections A through E.

                        ARTICLE TEN: REPURCHASE OF STOCK

         The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unrestricted surplus and in all other instances allowed by Section 55 of Title 12 of the Louisiana Revised Statutes, the provisions of which statute are made a part hereof by reference, without submitting such purchase to a vote of the shareholders of the Corporation.

                       ARTICLE ELEVEN: VOTING PERCENTAGES

         Except as otherwise provided in these Articles, the bylaws or by provision of law, a majority of votes actually cast shall decide any matter properly before any shareholders' or directors' meeting organized for the transaction of business, except that directors shall be elected by plurality. Notwithstanding the above, amendment of these articles shall require the consent of 2/3 of the total shares outstanding.

               ARTICLE TWELVE: REVERSION OF UNCLAIMED DIVIDENDS,
                REDEMPTION PAYMENTS AND RECLASSIFICATION SHARES

         Any and all cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within a reasonable time (not less than one year in any event) after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the Corporation pursuant to the provision of this Article Twelve, to the entity who or which would be entitled thereto had such reversion not occurred.

                         ARTICLE THIRTEEN: SEVERABILITY

         If any part of these articles shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

                       ARTICLE FOURTEEN: INCORPORATOR


         The name and address of the incorporator is:

              Name                        Address
              ----                        -------

         Joseph D. Martin            175 New Roads Street
                                     New Roads, Louisiana 70760

                                  /s/Joseph D. Martin
                                  ---------------------------------
                                  Joseph D. Martin

         Sworn to and subscribed before me the 11th day of February, 1981.

                                  /s/Joseph D. Martin
                                  ---------------------------------
                                  Joseph D. Martin

Witnesses

/s/Larry J. Roberts
--------------------------

/s/Brenda Calvert
--------------------------

                       /s/James Dewey
                       --------------------------------
                                Notary

STATE OF LOUISIANA

PARISH OF POINTE COUPEE

                       ARTICLES OF AMENDMENT TO ARTICLES
              OF INCORPORATION OF GREAT GUARANTY BANCSHARES, INC.

         BEFORE ME, the undersigned Notary Public, in and for the Parish of Pointe Coupee, State of Louisiana personally came and appeared:

         R. KEITH MILLER, President of Great Guaranty Bancshares, Inc., and,

         LARRY J. ROBERTS, Secretary of Great Guaranty Bancshares, Inc., who, after being duly sworn did depose and say:

         That at the annual meeting of shareholders held May 23, 1985, pursuant to all required notices and provisions of La. R.S. 12 Section 31 through 33, at which meeting 123,011 shares, of 143,374 outstanding shares, were represented, and that all shares at said meeting, being 85.8% of the outstanding common shares, voted to amend the Articles of Incorporation of Great Guaranty Bancshares, Inc. as follows:

                                     1.

         Article Four is amended to read as follows:

         This Corporation is authorized to issue two classes of shares to be designated respectively as "Common Stock" and "Preferred Stock."
         There shall be an aggregate of five hundred thousand (500,000) Shares of Common Stock having a par value of Seven and 50/100 ($7.50) Dollars per share. There shall be an aggregate of five hundred thousand (500,000) shares of Preferred Stock having no par value. No share of Preferred Stock or any series thereof shall entitle the holder thereof to any vote on any matter except as expressly required by law. The Board of Directors of this Corporation is authorized to amend these Articles of Incorporation from time to time at any time to fix the preferences, limitations and relative rights of the shares of Preferred Stock and to establish and fix variations in relative rights as between any series of any preferred class.

                                       2.

         Article Nine is amended to read as follows:

         Section A. the Corporation SHALL indemnify any person who has or is a party or is threatened with being made a party to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative (all such actions, suits, and proceedings and accompanying modifiers being comprehended by the term "Proceeding") (INCLUDING actions by, or in the right of, the Corporation), by reason of the fact that he is or was serving at the bequest of the Corporation as a director, officer, employee, or agent of another Person. Such indemnification made by made only against those expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if (i) he is successful on the merits or otherwise; or (ii) he acted in the transaction which is the subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, nor, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         SECTION B. The Corporation SHALL indemnify any person who was or is a party or is threatened with being made a party to a Proceeding by or in the right of the Corporation by reason of the fact that he is or was a director employee, or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Person. Such indemnification SHALL be made against expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if (i) he is successful on the merits or otherwise or (ii) he acted in the transaction which is he subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. However, no indemnification may be made in respect of any claim, issue, or matter in relation to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation. Notwithstanding the foregoing exception, indemnification may be made to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnification for such expenses as the court of appropriate jurisdiction shall deem proper.

         Thus done and signed in the presence of me, Notary, and the undersigned competent witnesses on this ___ day of June, 1985, at Guaranty Bank and Trust Company, New Roads, Louisiana.

WITNESSES:

/s/Candace Bueche                         GREAT GUARANTY BANCSHARES,  INC.
------------------------------

/s/Michael E. Parks                       By: /s/R. Keith Miller
------------------------------               ---------------------------------
                                              R. Keith Miller, President

                                          GREAT GUARANTY BANCSHARES, INC.

                                          By: /s/Larry J. Roberts
                                             ---------------------------------
                                              Larry J. Roberts, Secretary

                         /s/James C. Dewey
                         ------------------------------------
                           JAMES C. DEWEY, NOTARY PUBLIC

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                       OF GREAT GUARANTY BANCSHARES, INC.

                 Each of the undersigned, President and Secretary, respectively, of Great Guaranty Bancshares, Inc. (the "Corporation"), does hereby certify that the following resolutions amending the Articles of Incorporation of the Corporation was duly adopted pursuant to La. Rev. Stat. 12:31 , by the affirmative vote of the holders of at least two- thirds (2/3) of the voting power of the Corporation at a special meeting of the stockholders held on January 24, 1986.

                 131,271 shares (approximately 91.59%) of stock of the Corporation were represented at the meeting of which 107,559 shares (approximately 75% of total outstanding shares) were voted for the Amendment and 23,712 shares (approximately 16.5% of total outstanding shares) were voted against the Amendment.

                 Article IV of the Articles of Incorporation of the Corporation were amended by said resolution as follows:

                 This Corporation is authorized to issue two classes of shares to be designated respectively as "Common Stock" and "Preferred Stock." There shall be an aggregate of five hundred thousand (500,000) shares of Common Stock having a par value of Seven and 50/100 ($7.50) Dollars per share. The Preferred Stock shall be divided into two Series of stock; Series A Preferred Stock and Series B Preferred Stock. There shall be an aggregate of five hundred thousand (500,000) shares of Series A Preferred Stock having no par value. No share of Series A Preferred Stock shall entitle the holder thereof to any vote on any matter except as expressly required by law. There shall be an aggregate of two million (2,000,000) shares of Series B Preferred Stock having no par value. Each share of Series B Preferred Stock shall have voting rights equal to the voting rights of each share of Common stock. Notwithstanding Article Five below, no share of Preferred Stock shall be subject to preemptive rights. The Board of Directors of this Corporation is authorized to amend these Articles of Incorporation from time to time at any time to fix the preferences, limitations and relative rights of the Preferred Stock and to establish and fix variations in relative rights as between any series or special series of any preferred class.

                 Dated this 24th day of January, 1986.

                                           GREAT GUARANTY BANCSHARES, INC.

                                           By: /s/R. Keith Miller
                                               --------------------------------
                                               R. KEITH MILLER, President

                                               /s/Larry Roberts
                                               --------------------------------
                                               LARRY ROBERTS, Secretary

STATE OF LOUISIANA

PARISH OF POINTE COUPEE

             ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                        GREAT GUARANTY BANCSHARES, INC.

         BEFORE ME, the undersigned Notary Public, and in the presence of the undersigned competent witnesses, personally came and appeared R. Keith Miller, being the current President of this corporation, GREAT GUARANTY BANCSHARES, INC., who declared to me in the presence of the undersigned witnesses that a special meeting of the Board of Directors of this corporation, duly noticed and held on the 11th day of November, 1992, at which a proper quorum was present, pursuant to authority granted to said board by a vote of the Shareholders of this Corporation held on the 24th day of January, 1986, by unanimous agreement of said Board, Article IV of the Articles of Incorporation of Great Guaranty Bancshares, Inc. was amended to add a section at the end of existing Article IV to read as follows:

         A.      Additional Terms of Series B Preferred Stock

         (1) Dividends. The series B Preferred Stock and the common stock shall rank pari passu for dividend purposes so the each shall receive dividends when, as and if declared by the Board of Directors of the corporation out of funds legally available therefore, share for share at the same rate.

         (2)  Liquidation Rights.

                 (a) Upon the liquidation, dissolution or winding up (whether voluntary or involuntary) of the corporation, the holders of the shares of Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the corporation available for distribution to its shareholders, before any payment or distribution shall be made on the common stock or on any other class or series of stock ranking junior to the Series B Preferred Stock, upon liquidation, the amount of $1.00 per share.

                 (b) After the payment to the holders of the shares of Series B Preferred Stock of the full preferential amounts provided for in subsection (2) (a) hereof, and after payments required to be made on any other series of preferred stock ranking junior to the Series B Preferred Stock have been made, to the extent funds are available therefor, the holders of the common stock shall be entitled to receive the amount of $1.00 per share, and thereafter the remainder of the assets and funds of the corporation available for distribution to the shareholders of the corporation shall be distributed ratably among all the holders of Series B Preferred Stock and the holders of the common stock on a share for share basis.

                 (c) If upon any such liquidation, dissolution or winding up of this corporation, the assets distributable among the holders of the Series B Preferred Stock are insufficient to permit the payment in full of the preferential amounts as provided for in subsection

         (2) (a) hereof, then the entire assets to be distributed shall be distributed among the holders of the Series B Preferred Stock then outstanding, ratably, in proportion to the full preferential amounts to which they are respectively entitled.

                 (d) Neither the sale of all or substantially all of the property or business of the corporation, nor the merger or consolidation of all of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this subsection (2).

         Thus executed in multiple originals this 19th day of November, 1992, in the presence of the undersigned Notary Public and witnesses.

Witnesses:

/s/Audrey Beauvais                           Great Guaranty Bancshares, Inc.
-------------------------------

/s/Sheryl Noel                               By: /s/R. Keith Miller
-------------------------------                  ------------------------------
                                                 R. Keith Miller, President

                                                 /s/Larry J. Roberts
                                                 ------------------------------
                                                 Secretary

                        /s/James C. Dewey
                        ------------------------------------
                           James C. Dewey, Notary Public

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                        GREAT GUARANTY BANCSHARES, INC.


         Pursuant to the provisions of the Louisiana Business Corporation Law, Great Guaranty Bancshares, Inc. adopts the following Articles of Amendment to its Articles of Incorporation by unanimous consent of the Board of Directors in accordance with authority granted to said Board by vote of the Shareholders of this corporation at a meeting of the Shareholders held on the 24th day of January, 1986, to establish the rights, privileges and preferences of the Series A and Series B Preferred Stock of this Corporation as follows:


         Section A of Article IV of the Articles of Incorporation of Great Guaranty Bancshares, Inc. is hereby amended to read in its entirety as follows:


         "A.     Additional Terms of Series A and Series B Preferred Stock

         (1) Dividends. The Series A and Series B Preferred Stock and the common stock shall rank pari passu for dividend purposes so that each shall receive dividends when, as and if declared by the Board of Directors of the corporation out of funds legally available therefor, share for share, at the same rate.

         (2)     Liquidation Rights.

                 (a) Upon the liquidation, dissolution or winding up (whether voluntary or involuntary) of the corporation, the holders of the shares of Series A and Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the corporation available for distribution to its shareholders, before any payment or distribution shall be made on the common stock or on any other class or series of stock ranking junior to the Series A and Series B Preferred Stock, upon liquidation, the amount of $1.00 per share.

                 (b) After the payment to the holders of the shares of Series A and Series B Preferred Stock of the full preferential amounts provided for in subsection
                          (2)(a) hereof, and after payments required to be made on any other series of preferred stock ranking junior to the Series A and Series B Preferred Stock have been made, to the extent funds are available thereafter, the holders of the common stock shall be entitled to receive the amount of $1.00 per share, and thereafter the remainder of the assets and funds of the corporation available for distribution to the shareholders of the corporation shall be distributed ratably among all the holders of Series A and Series B Preferred Stock and the holders of the common stock on a share for share basis.

                 (c) If upon any such liquidation, dissolution or winding up of this corporation, the assets distributable among the holders of the Series A and Series B Preferred Stock are insufficient to permit the payment in full of the preferential amounts as provided for in subsection (2)(a) hereof, then the entire assets to be distributed shall be distributed among the holders of the Series A and Series B Preferred Stock then outstanding, ratably, in proportion to the full preferential amounts to which they are respectively entitled.

                 (d) Neither the sale of all or substantially all of the property or business of the corporation, nor the merger or consolidation of all of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this subsection (2)."

         Thus adopted by unanimous written consent of the Board of Directors of Great Guaranty Bancshares, Inc.

         Executed this 28th day of December, 1995, by the undersigned officers of the corporation in the presence of the undersigned competent witnesses and Notaries Public.

WITNESSES:                                GREAT GUARANTY BANCSHARES, INC.


/s/ Charles Demoulin                      By: /s/ F. Gregory Roy
----------------------------                 ---------------------------------
                                                  F. Gregory Roy, Secretary

/s/ Daniel Domingue
----------------------------



                            /s/ Bob D. Tucker
                            ----------------------------
                                Notary Public



WITNESSES:                                GREAT GUARANTY BANCSHARES, INC.


/s/ Charles Demoulin                      By: /s/ H.T. Olinde, Jr.
----------------------------                 ---------------------------------
                                                  H.T. Olinde, Jr., Chairman
                                                  of the Board

/s/ Daniel Domingue
----------------------------



                            /s/ Bob D. Tucker
                            ----------------------------
                                Notary Public